Exhibit 99.1

Helius Medical Technologies Announces $2.2 Million Registered Direct Offering

NEWTOWN, Pa. | March 18, 2020 - Helius Medical Technologies, Inc. (NASDAQ:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, announced today that it has entered into definitive agreements with healthcare focused institutional investors that provide for the purchase and sale of an aggregate of 6,257,144 shares of its Class A Common Stock, or common stock, at a purchase price of $0.35 per share in a registered direct offering, resulting in total gross proceeds of approximately $2.2 million. Helius also agreed to issue to the investors unregistered warrants to purchase up to 6,257,144 shares of its common stock. The warrants have an exercise price of $0.46 per share of common stock, will be exercisable on September 20, 2020, and will expire five years following the initial exercisability date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The closing of the sale of the securities is expected to occur on or about March 20, 2020, subject to the satisfaction of customary closing conditions. Helius intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock (but not the warrants issued in the private placement or the shares of common stock underlying such warrants) are being offered and sold in the registered direct offering by Helius pursuant to a "shelf" registration statement on Form S-3 (Registration No. 333-236101), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on February 6, 2020. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, and the warrants and the shares of common stock underlying the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction, and no securities will be offered or sold to residents of Canada.

In respect of the offering, the Company intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the Toronto Stock Exchange will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as the Nasdaq.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness.  The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself.  The Company’s first product in development is the Portable Neuromodulation Stimulator (PoNS™).  For more information, visit www.heliusmedical.com.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “look forward,” “will” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the Company’s expectations regarding the proposed offering, the Company’s need to raise additional capital to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its other filings with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Contact:  Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

investorreltions@heliusmedical.com